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                                                                Exhibit 99.(a)2

                       Amendment dated January 18, 2008

                          to the Amended and Restated
                  Declaration of Trust of Green Century Funds
      dated as of July 1, 1991, Amended and Restated as of March 15, 2006

THE UNDERSIGNED, being all of the Trustees of the Green Century Funds (the "Trust"), a Massachusetts business trust, in accordance with Article IX,
Section 9.3 of the Declaration of Trust, do hereby set forth the following amendment to Section 10.6 of the Declaration of Trust as it was duly adopted by the Trustees of the Trust at a Meeting held on January 16, 2008. Section 10.6 is amended to read in its entirety as follows:

Section 10.6. Principal Offices. The principal office of the Trust is 114 State Street, Boston Massachusetts, 02109. The Trustees, without a vote of Shareholders, may change the principal office or registered agent of the Trust.

The undersigned further direct that this amendment shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and that a record will be kept with the records of the meetings of the Board of Trustees.

Executed as of this 18th day of January 2008.

                                                  TRUSTEES

                                                  /s/ John Comerford
                                                  ------------------------------
                                                  John Comerford

                                                  /s/ David J. Fine
                                                  ------------------------------
                                                  David J. Fine

                                                  /s/ Douglas M. Husid
                                                  ------------------------------
                                                  Douglas M. Husid

                                                  /s/ Stephen Morgan
                                                  ------------------------------
                                                  Stephen Morgan

                                                  /s/ Douglas H. Phelps
                                                  ------------------------------
                                                  Douglas H. Phelps

                                                  /s/ James H. Starr
                                                  ------------------------------
                                                  James H. Starr

                                                  /s/ Wendy Wendlandt
                                                  ------------------------------
                                                  Wendy Wendlandt